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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-51407, relating to $750,000,000 of Debt Securities of First Bank System, Inc. on Form S-3, of our report relating to Western Capital Investment Corporation dated January 30, 1992 included in the 1992 Annual Report on Form 10-K and in the Current Report on Form 8-K dated July 29, 1993 of First Bank System, Inc.


/s/ Deloitte & Touche

DELOITTE & TOUCHE
Denver, Colorado

February 4, 1994